Exhibit 10.4

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) by and between the signatories hereto (each a “Party”, and jointly the “Parties”) sets forth binding commitments with respect to certain matters, liabilities and relationships amongst the Parties and between the Parties and EFLO Energy, Inc. inclusive of its subsidiary companies (“EFLO”).

This Agreement is made effective this 12th day of January, 2015 (the “Effective Date”)

WHEREAS, the Parties desire to reduce costs, settle certain liabilities, enhance EFLO’s ability to attract capital and support its exploration plans.

NOW THEREFORE, for valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. The named Parties hereby agree to settle the amounts currently payable to them by EFLO (the “Original Liability Amounts”) for the Settlement Amounts set forth below. Such Settlement Amounts to be paid using shares of EFLO common stock at a price of $0.13 per share.

Name	Description of Liability	Original Liability Amount ($)	Settlement Amount ($)
Keith Macdonald	Directors fees	65,000.00	27,950.00
Keith Macdonald	Consulting fees(1)	140,000.00	24,175.00
Keith Macdonald	Consulting fees(2)	2,250.00	2,250.00
Robert Wesolek	Directors fees	65,000.00	27,950.00
Robert Wesolek	Consulting fees	41,448.07	39,500.00
Wayne Hamal	Consulting fees	50,150.00	50,150.00
Holloman Corporation	Serkasevich fees(3)	33,427.66	0.00
Hutton Capital Corporation	Note(4)	350,000.00	350,000.00
Pacific World Energy Corporation	Note(4)	1,000,000.00	1,000,000.00

Notes:
(1)	Consulting fees: October 2013 through October 2014
(2)	Consulting fees: December 2014
(3)	Includes all amounts owed to any subsidiary of Holloman Corporation.
(4)	Add accrued interest and fees (not included here) to both Original Liability Amount and Settlement Amount.

2. Keith Macdonald and Robert Wesolek will resign as officers and members of the Board of Directors of EFLO effective January 15, 2015.

3. Nico Civelli and Conrad Kerr will be appointed as members of the Board of Directors of EFLO effective January 15, 2015.

4. The newly constituted Board of Directors of EFLO will appoint new officers as soon as practicable following the resignation of Keith Macdonald and Robert Wesolek.

5. Wayne Hamal will continue to use his best efforts to collect all amounts due EFLO from Apache Corp and other joint venture partners.

6. All directors' fees owed to the following persons are hereby cancelled:

●	Henry Aldorf
●	James Ebeling
●	Eric Prim
●	James Hutton

7. All amounts, including any and all finders’ fees, owed to the following persons not otherwise covered by this Agreement are cancelled:

●	Henry Aldorf
●	Keith Macdonald
●	Bamako Investment Management Ltd.
●	Country Rock Resources Ltd.
●	Robert Wesolek
●	James Ebeling
●	Eric Prim
●	James Hutton

8. Except for the obligations contemplated by this Agreement, EFLO, Pacific World Energy Corp., Hutton Capital Corporation, Holloman Corporation, Bamako Investment Management Ltd., Country Rock Resources Ltd., Henry Aldorf, Keith Macdonald, Robert Wesolek, James Ebeling, Eric Prim, Wayne Hamal, James Hutton, and their affiliates, and their respective officers, directors, shareholders, employees, servants, agents, successors and assigns, (the “Releasors”) hereby release and forever discharge each other Party to this Agreement and their affiliates, and their respective officers, directors, shareholders, employees, servants, agents, successors and assigns (the “Releasees”) from any and all actions, causes of action, claims, demands, contracts, debts, liabilities, damages, losses, injury, costs and expenses of every nature and kind whatsoever (the “Claims”) which the Releasors ever had, now have or may hereafter have against the Releasees, or any of them, for or by reason of or in any way arising out of any cause, matter or thing existing up to and including the date of this Agreement.

The Releasors agree not to, directly or indirectly, join, assist, or act in concert in any manner whatsoever with any other person in the making of any claim or demand or in the bringing of any proceeding in any manner whatsoever against any of the Releasees arising out of or in connection with any of the Claims released herein.

The Releasors represent, warrant and agree that the Releasors have not assigned, and will not assign, to any person or entity, any of the Claims which are released herein.

AGREED TO AND ACCEPTED:

EFLO ENERGY, INC

By:	/s/ Robert Wesolek
Robert Wesolek
Authorized Officer

NOTE HOLDERS –

PACFIC WORLD ENERGY CORP

By:	/s/ Carlo Civelli
Carlo Civelli
Authorized Officer

HUTTON CAPITAL CORPORATION

By:	/s/ James Hutton
James Hutton
Authorized Officer

OTHER SETTLORS –

HOLLOMAN CORPORATION

By:	/s/ James Ebeling
James Ebeling
Authorized Officer

By:	/s/ Henry Aldorf
Henry Aldorf

By:	/s/ Keith Macdonald
Keith Macdonald

Bamako Investment Management Ltd.

By:	/s/ Keith Macdonald
Keith Macdonald
Authorized Officer

Country Rock Resources Ltd.

By:	/s/ Keith Macdonald
Keith Macdonald
Authorized Officer

By:	/s/ Robert Wesolek
Robert Wesolek

By:	/s/ James Hutton
James Hutton

By:	/s/ James Ebeling
James Ebeling

By:	/s/ Eric Prim
Eric Prim

By:	/s/ Wayne Hamal
Wayne Hamal

HDH Resources LLC

By:	/s/ Wayne Hamal
Wayne Hamal, Authorized Officer

INCOMING DIRECTORS –

By:	/s/ Nico Civelli
Nico Civelli

By:	/s/ Conrad Kerr
Conrad Kerr